Exhibit 99.1

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Regains Compliance with NASDAQ Listing Rule by Filing its Form 10-K

MICHIGAN CITY, Ind., March 17, 2023 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) received notification from The NASDAQ Stock Market LLC (“NASDAQ”) yesterday that it is now in compliance with NASDAQ listing rule 5250(c)(1) (the “Rule”). The Company regained compliance with the Rule by filing its Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) on March 15, 2023 with the Securities and Exchange Commission (the “SEC”). Based on the filing of the 2022 Form 10-K on March 15, 2023, NASDAQ determined that the Company was back in compliance with the Rule and the matter was closed.

As previously disclosed, the Company had received a letter from NASDAQ on March 6, 2023, indicating that, as a result of not having timely filed its 2022 Form 10-K by March 1, 2023 with the SEC, the Company was not in compliance with the Rule, which requires timely filing of all required periodic financial reports with the SEC.

Forward Looking Statements
This press release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

About Horizon Bancorp, Inc.
Celebrating 150 years, Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion–asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Contact:
Mark E. Secor, Chief Financial Officer
Phone:  (219) 873–2611
Fax:  (219) 874–9280